Life Series Funds


Responses to N-SAR for 12/31 Funds for the period 1/1/2016 to 12/31/2016

Exhibit 77Q1(a)

The Amended and Restated Trust Instrument and Amended By-Laws for the First Investors Life Series Funds were included as part of the registration statement for the First Investors Life Series Funds that was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on
April 27, 2016 (Accession No. 0000898432-16-002174), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.